Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VMware, Inc. of our report dated March 29, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in VMware, Inc.'s Annual Report on Form 10‑K for the fiscal year ended February 1, 2019

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 6, 2019